Exhibit 99.1

Act II Global Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing May 14, 2019

New York, NY, May 13, 2019 (GLOBE NEWSWIRE) -- Act II Global Acquisition Corp. (NASDAQ: ACTTU) (the “Company”) announced today that, commencing May 14, 2019, holders of the 30,000,000 units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “ACTT” and “ACTTW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The Nasdaq Capital Markets under the symbol “ACTTU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into shares of Class A ordinary shares and warrants.

Registration statements relating to these securities have been filed with, and declared effective by, the Securities and Exchange Commission on April 25, 2019.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the “better for you” sectors, such as consumer packaged goods and other consumables as well as hospitality, including restaurants. The Company’s Chief Executive Officer is John Carroll.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and final prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact
Mary Celeste Anthes
212-370-1300
maryceleste.anthes@act2global.com